Exhibit 1

JOINT FILING AGREEMENT

Dated: November 13, 2024

The undersigned hereby agree that Amendment No. 6 dated November 13, 2024 (the “Amendment No. 6”) to the Statement on Schedule 13D with respect to the Common Stock, $0.01 par value, of Danaos Corporation dated August 16, 2010 (the “Statement on Schedule 13D”) is, and any further amendments to the Statement on Schedule 13D executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to the Amendment No. 6.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date first above written.

DANAOS INVESTMENT LIMITED AS TRUSTEE OF THE 883 TRUST

By:	/s/ Iraklis Prokopakis
	Name:	Iraklis Prokopakis
	Title:	Director

By:	/s/ Evangelos Chatzis
	Name:	Evangelos Chatzis
	Title:	Director

JOHN COUSTAS

/s/ John Coustas

[Signature Page to Joint Filing Agreement]